CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form N-2 of KKR Real Estate Select Trust Inc., of our report dated March 31, 2022, relating to the financial statements of KRE HQ at First LLC as of December 31, 2021, and for the period from June 24, 2021 (inception) to December 31, 2021, and to the reference to us under the heading “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 25, 2022